UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2022

CRISPR THERAPEUTICS AG

(Exact name of Registrant as Specified in Its Charter)

Switzerland	001-37923	Not Applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Baarerstrasse 14
6300 Zug, Switzerland		Not Applicable
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 41 (0)41 561 32 77

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, nominal value CHF 0.03	CRSP	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company

☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 7.01 Regulation FD Disclosure.

On June 11, 2022, CRISPR Therapeutics AG (the “Company”) and its partner Vertex Pharmaceuticals Incorporated (together with its affiliates, “Vertex”) issued a press release announcing the presentation of new clinical data on exagamglogene autotemcel (“exa-cel”), formerly known as CTX001™, from CLIMB-111, CLIMB-121 and CLIMB-131 at the 2022 European Hematology Association (EHA) Congress (“EHA Congress”). A copy of the press release is attached hereto as Exhibit 99.1.

In addition, on June 11, 2022, the Company issued a press release announcing new clinical data from its ongoing Phase 1 COBALT™-LYM trial evaluating the safety and efficacy of CTX130™, its wholly-owned allogeneic CAR-T cell therapy targeting CD70 for the treatment of both solid tumors and certain hematologic malignancies. A copy of the press release is attached hereto as Exhibit 99.2.

The information in this Item 7.01 of Form 8-K, including the accompanying Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

Exagamglogene autotemcel (exa-cel), formerly known as CTX001

On June 11, 2022, Vertex and the Company announced presentation of new clinical data on exa-cel from the ongoing CLIMB-111, CLIMB-121, and CLIMB-131 clinical trials.

The data presented at the EHA Congress on June 11, 2022 are from 75 patients (44 with transfusion-dependent beta thalassemia (“TDT”) and 31 with severe sickle cell disease (“SCD”) with follow-up ranging from 1.2 to 37.2 months after exa-cel dosing.

Of the 44 patients with TDT, 26 had beta zero/beta zero or other beta-zero-like severe genotypes. Forty-two of 44 patients with TDT were transfusion-free with follow-up ranging from 1.2 to 37.2 months after exa-cel infusion. Two patients who were not yet transfusion-free had 75% and 89% reductions in transfusion volume. TDT patients had substantial mean increases in fetal hemoglobin (“HbF”) and corresponding increases in mean total hemoglobin (“Hb”) with mean total Hb levels increasing to >11 g/dL by Month 3 and maintained thereafter.

All 31 patients with severe SCD characterized by recurrent vaso-occlusive crises (“VOCs”) (mean of 3.9 VOCs per year over the prior two years) were free of VOCs after exa-cel infusion through duration of follow-up, with follow-up ranging from 2.0 to 32.3 months. SCD patients had mean HbF (as a proportion of total Hb) of approximately 40% by Month 4 and maintained thereafter.

The safety was generally consistent with myeloablative conditioning with busulfan and autologous stem cell transplant. All patients engrafted neutrophils and platelets after exa-cel infusion. Among the 44 patients with TDT, two patients had serious adverse events (“SAEs”) considered related to exa-cel. As previously reported, one patient had three SAEs considered related to exa-cel, hemophagocytic lymphohistiocytosis (“HLH”), acute respiratory distress syndrome and headache, and one SAE of idiopathic pneumonia syndrome that was considered related to both exa-cel and busulfan. All four SAEs occurred in the context of HLH and have resolved. One patient had SAEs of delayed neutrophil engraftment and thrombocytopenia, both of which were considered related to exa-cel and busulfan, and both SAEs have resolved. Among the 31 patients with SCD, there were no SAEs considered related to exa-cel.

CTX 130

On June 11, 2022 new clinical data from the Company’s ongoing Phase 1 COBALT-LYM trial evaluating the safety and efficacy of CTX130 was presented during an oral presentation at the EHA Congress by Swaminathan P. Iyer, M.D., Professor, Lead of the T Cell Lymphoma Program, Department of Lymphoma/Myeloma, Division of Cancer Medicine, The University of Texas MD Anderson Cancer Center. Selected slides from the presentation are attached hereto as Exhibit 99.3 and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

99.1	Press Release by Vertex Pharmaceuticals Incorporated and CRISPR Therapeutics AG, dated June 11, 2022

99.2	Press Release by CRISPR Therapeutics AG, dated June 11, 2022

99.3	Selected Slides from Presentation, dated June 11, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CRISPR Therapeutics AG

Date:	June 13, 2022	By:	/s/ Samarth Kulkarni
Samarth Kulkarni, Ph.D. Chief Executive Officer